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                                                                EXHIBIT 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the MicroProse, Inc. 1994 Stock Option Plan, Employee Stock Purchase Plan and 1996 Supplemental Stock Option Plan of our reports dated April 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of MicroProse, Inc.

                                                  /s/ Coopers & Lybrand, LLP.

San Jose, California
February 17, 1998